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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                 FOR TENDER OF

               SERIES A 8.625% ENHANCED GUARANTEED NOTES DUE 2007

                                       OF

                             VALE OVERSEAS LIMITED

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) Series A 8.625% Enhanced Guaranteed Notes due 2007 (the "Old Securities") are not immediately available, (ii) Old Securities and the Letter of Transmittal cannot be delivered to JPMorgan Chase Bank (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange
Offer -- Guaranteed Delivery Procedures" in the Prospectus dated March   , 2002
(which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of Vale Overseas Limited, a Cayman Islands corporation (the "Company").

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                              JPMORGAN CHASE BANK


 By Hand or Overnight Delivery:        Facsimile Transmissions:       By Registered Or Certified Mail:
                                     (Eligible Institutions Only)
       JPMorgan Chase Bank                                                   JPMorgan Chase Bank
450 West 33rd Street, 15th Floor           (212) 946-8177 or          450 West 33rd Street, 15th Floor
    New York, New York 10001                (212) 946-8178                New York, New York 10001
    Attn: Institutional Trust                                             Attn: Institutional Trust
            Services                To Confirm by Telephone or for                Services
                                           Information Call:
                                            (212) 946-3028

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A
FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT
CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE
SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE
GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH
SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER
OF TRANSMITTAL.
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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities
Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange
Agent, at one of its addresses set forth above, either the certificates for all physically tendered Old Securities, in proper form for transfer, or confirmation of the book-entry transfer of such Old Securities to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with the Letter of Transmittal and any other documents required by the Letter of Transmittal or an agent's message in lieu thereof, within three New York Stock
Exchange trading days after the date of execution of this Notice of Guaranteed
Delivery.

     The undersigned acknowledges that it must deliver the Old Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

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

                                                            -----------------------------------------------------
Name of Firm: -------------------------------------         (AUTHORIZED SIGNATURE)
Address: --------------------------------------------       Title:
                                                            -----------------------------------------------
-----------------------------------------------------
(ZIP CODE)                                                  Name: ----------------------------------------------
                                                            (PLEASE TYPE OR PRINT)
Area Code and
Telephone Number: --------------------------------          Date: -----------------------------------------------

     NOTE: DO NOT SEND OLD SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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